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Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY

        This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated                        , 2002 (the "Prospectus"), of WorldGate Communications, Inc., a Delaware corporation ("WorldGate"), if a holder of Subscription Rights cannot deliver the Rights Certificate(s) evidencing the Subscription Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on                        , 2002 (as it may be extended, the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "Distribution of Rights and Subscription Procedures—Notice of Guaranteed Delivery" in the Prospectus.

        Payment of the Subscription Price of $    per unit, each consisting of one share of common stock and one common stock purchase warrant (the "Unit") subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Rights Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Rights Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) trading days after the date of execution of the Notice of Guaranteed Delivery.

        The address, telephone and facsimile numbers of the Subscription Agent are as follows:

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, New York 10038
Telephone: (800) 937-5449
Facsimile: (718) 236-2641

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        Ladies and Gentlemen:

        The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by WorldGate Communications, Inc. and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Rights to subscribe for the Units set forth below pursuant to the Basic Subscription Right and the Over-Subscription Right described in the Prospectus:

No. of Units subscribed for pursuant to Basic Subscription Right: _______________ Plus

No. of Units subscribed for pursuant to Over-Subscription Right: _________________

TOTAL: ____________

Multiplied by the Subscription Price of $____ per unit:

TOTAL PAYMENT DUE: ______________________________________

        The undersigned understands that the payment of the Subscription Price of $            per unit for each Unit subscribed for pursuant to the Basic Subscription Right and the Over-Subscription Right must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the

Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

☐ is being delivered to the Subscription Agent herewith; or

☐ has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

        ☐ uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has been cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

        ☐ certified check

        ☐ bank draft (cashier's check)

        ☐ postal, telegraphic or express money order

        If by certified check, bank or express money order, please provide the following information:

Name of maker: __________________

Date of check, draft or money order: ____________________

Bank on which check is drawn or issuer of money order: _____________________

Signature(s): ________________________

Address: ________________________

Name(s): _______________________________ Telephone: ________________

                  _______________________________ Telephone: _______________

Subscription Certificate No.(s): _____________________

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)

        The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three OTC trading days after the date set forth below, the undersigned will deliver to the Subscription Agent the Subscription Certificates representing the Subscription Rights being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm: ________________________________

Address: ________________________________

Area Code and Telephone No.: _______________

Authorized Signature: ____________________________

Name: ________________________________________ (please type or print)

Title: ____________________________________

Date: _____________________

        The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificates to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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  Exhibit 99.7
NOTICE OF GUARANTEED DELIVERY